Exhibit No. 99

News Release

Media Line: (410) 470-7433
www.constellation.com

Constellation Energy Nuclear Group	Constellation NewEnergy
Constellation Energy Commodities Group	Baltimore Gas and Electric Company
Constellation Energy Control & Dispatch Group	BGE Home
Constellation Energy Projects & Services Group

Media Contacts:

Robert L. Gould

Debra Larsson

(410) 470-7433

Investor Contact:	Carim Khouzami
(410) 470-3544

Constellation Energy Reports First Quarter 2009 Results

•            Core businesses deliver strong results in a challenging economy

•            Company reaffirms earnings guidance of $2.90 to $3.20 per share in 2009 and $3.05 to $3.45 per share in 2010

•            Review process for nuclear joint venture with EDF Group remains on track

BALTIMORE, May 5, 2009 - Constellation Energy (NYSE: CEG) today reported adjusted earnings of $0.74 per share for the first quarter of 2009, compared with adjusted earnings of $0.95 per share in the same period last year.  Adjusted earnings exclude the cumulative effects of changes in accounting principles, discontinued operations and special items (which are defined as significant items that are not related to our ongoing, underlying business or which distort comparability of results).  On a Generally Accepted Accounting Principles (GAAP) basis, the company reported a loss of $0.62 per share, compared with earnings of $0.81 per share in the first quarter of 2008. Year-over-year GAAP results were driven by one-time negative impacts primarily associated with divestiture activities, merger termination and strategic alternatives costs and impairments related to our equity investment in Constellation Energy Partners (CEP) and our nuclear decommissioning trust funds.

Constellation Energy reaffirmed earnings guidance for 2009 of $2.90 to $3.20 per share and for 2010 of $3.05 to $3.45 per share.

“Our core businesses continue to deliver strong results in a challenging economy,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy.

“As expected, the de-risking activities and strategic realignment that we began in August 2008 drove one-time GAAP losses in the quarter. As we work steadily through this transitional year, it’s important to differentiate our operational performance from the impact of one-time losses.

“Our strategic realignment is on track,” said Shattuck. “The divestitures of the majority of our international commodities operation in the first quarter and of our Houston-based gas trading operation in April 2009 were completed in a difficult financial and commodity market environment.  We are ahead of schedule in our de-risking plan and now have approximately $4 billion of net available liquidity. The approval process for our nuclear joint venture with EDF is also moving along steadily.  We’ve already received clearance from the Committee on Foreign Investment in the United States (CFIUS), the Federal Energy Regulatory Commission (FERC) and the New York Public Service Commission. We continue to expect that we will close this transaction in the third quarter of this year.

“In the past six months, we significantly reduced our exposure to collateral variability associated with movements in coal and gas prices and improved net available liquidity,” Shattuck said. “We’re confident that any incremental losses associated with further de-risking will not alter our 2009 guidance.

“We’re pleased with the operational performance of the company in the first quarter,” Shattuck said.  “The steps we have taken strengthened the balance sheet considerably and improved our liquidity.  While there is more work to be done as we adjust to new market realities, our pending nuclear joint venture with EDF holds further promise. We believe that upon completion of our strategic realignment, which we expect will culminate with the close of the nuclear joint venture, Constellation Energy will be positioned well for the future.”

The following table summarizes adjusted earnings per share and earnings per share reported in accordance with GAAP for the company’s business segments and provides a reconciliation to total company reported earnings.

	Three Months Ended March 31,
	2009			2008
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
EARNINGS PER COMMON SHARE	EPS*	EPS		EPS*	EPS
Baltimore Gas and Electric	$0.41	$0.41		$0.41	$0.37	(3)
Merchant Energy	(1.02)	0.33	(1)	0.40	0.58	(4)
Other Nonregulated	(0.01)	—	(2)	—	—
Diluted (Loss) Earnings Per Share	$(0.62)	$0.74		$0.81	$0.95

* Unaudited.

GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1) Addition of net losses from operations being divested of $0.93 per share, addition of merger termination and other strategic alternative costs of $0.23 per share, addition of impairment losses and other costs of $0.17 per share, and addition of workforce reduction costs of $0.02 per share.

(2) Addition of losses from UniStar of $0.01 per share.

(3) Subtraction of effective tax rate impact related to Maryland settlement agreement of $0.04 per share.

(4) Addition of mark-to-market losses on certain non-qualifying hedges of $0.19 per share.  Subtraction of earnings from our synthetic fuel processing facilities of $0.01 per share.

Baltimore Gas and Electric Company

Baltimore Gas and Electric Company (BGE), our regulated electric and gas utility, reported adjusted earnings of $0.41 per share in the first quarter of 2009, up $0.04 per share from the first quarter of 2008. While BGE traditionally records approximately half of its annual earnings in the first quarter of the year due to seasonal demand for natural gas and electricity, the increase was primarily due to the timing of expenses within the year.  Offsetting these favorable items was an increase in bad debt expense.

Merchant

On an adjusted basis, the Merchant segment earned $0.33 per share in the first quarter of 2009, down $0.25 per share from first quarter 2008.  The contribution from our Generation operation was $0.08 per share higher as compared with the first quarter of 2008, due primarily to higher capacity revenue and fewer forced outages.  Customer Supply improved by $0.18 per share during the quarter as compared with the first quarter of 2008, due primarily to improved contribution from our Wholesale Customer Supply business.  Offsetting these positive results was Global Commodities, which recorded earnings approximately $0.22 per share lower than in the first quarter of 2008, reflecting the company’s efforts to de-risk and reduce the scope of our commodity activities.  Other negative impacts in the first quarter of 2009, as compared with the first quarter of 2008, primarily included higher interest expense and dilution from incremental shares issued at the end of 2008.

Financial Statements

The March 31, 2009, financial statements and supplemental information are attached.

Adjusted Earnings

Constellation Energy presents adjusted earnings per share (adjusted EPS) in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Adjusted EPS is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, discontinued operations, special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations, the impact of certain economic, non-qualifying hedges and synfuel earnings. The mark-to-market impact of these hedges has been significant to reported results but economically neutral to the company in that offsetting gains or losses on underlying accrual positions will be recognized in the future. Synfuel earnings have been excluded due to the potential for oil-price volatility to result in a difficult-to-forecast phase-out of tax credits.  Effective in 2009, we are no longer adjusting our reported GAAP EPS for synfuel earnings, due to the expiration of the tax credit, and non-qualifying hedges, which were related to activities conducted by our recently divested operations.

We present adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods, since it excludes the impact of items such as impairment losses, workforce reduction costs or gains and losses on the sale of assets, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item to be excluded from adjusted earnings). This non-GAAP measure is also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of adjusted EPS. Constellation Energy is unable to reconcile its guidance to GAAP earnings per share because we do not predict the future impact of special items due to the difficulty of doing so. In the past, the impact of special items, economic, non-qualifying hedges and synfuel results have been material to our operating results computed in accordance with GAAP.  Our 2009 and 2010 guidance excludes the results of the UniStar Nuclear Energy joint venture and any impact from the operations and divestiture of our international commodities operation and our Houston-based gas trading operation, in addition to any other special items that may occur.  We note that such information is not in accordance with GAAP and should not be viewed as a substitute to GAAP information.

SEC Filings

The company plans to file its Form 10-Q for the three months ended March 31, 2009, on or about May 8, 2009.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call May 5, 2009

Constellation Energy will host a conference call at 8:30 a.m. (EDT) on May 5, 2009, to review the results.  To participate, analysts, investors, media and the public in the U.S. may dial (888) 455-2894 shortly before 8:30 a.m. The international phone number is (773) 681-5899. The conference password is ENERGY. A replay will be available approximately one hour after the end of the call by dialing (866) 415-3313 or (203) 369-0692 (international).

A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy’s Web site

(www.constellation.com). A webcast replay, as well as a replay in downloadable MP3 format, will also be available on the site shortly after the completion of the call. The call will also be recorded and archived on the site.

About Constellation Energy

Constellation Energy (www.constellation.com) is a leading supplier of energy products and services to wholesale and retail electric and natural gas customers. It owns a diversified fleet of generating units located throughout the United States, totaling approximately 9,000 megawatts of generating capacity, and is among the leaders pursuing the development of new nuclear plants in the United States. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland. A FORTUNE 500 company headquartered in Baltimore, Constellation Energy had revenues of $19.8 billion in 2008.

Addendum — Amounts Excluded to Arrive at Adjusted EPS

	Quarter Ended March 31, 2009
	After-Tax Income
	(Expense) Impact
	($ millions)	(Per Share)

Operations Being Divested	$(184.2)	$(0.93)

Merger Termination and Strategic Alternatives Costs	(46.0)	(0.23)

Impairment Losses and Other Costs
Equity in Constellation Energy Partners (CEP), LLC	(5.1)	(0.02)
Nuclear decommissioning trust investments	(23.8)	(0.12)
Other costs associated with divestitures	(6.0)	(0.03)
Total Impairment Losses and Other Costs	(34.9)	(0.17)

Workforce Reduction Costs	(4.2)	(0.02)

UniStar Earnings	(1.9)	(0.01)

Total Amounts Excluded to Arrive at Adjusted EPS	$(271.2)	$(1.36)

Operations Being Divested

Consistent with our 2009 earnings guidance, we have excluded the operating results from our international commodities and our Houston-based gas trading operations and the net loss on the sale of our international commodities operation that was recorded in the first quarter of 2009.

Merger Termination and Strategic Alternatives Costs

In the first quarter, we recorded additional merger termination and strategic alternatives costs as follows:

•                 An approximately $38 million write-off of unamortized discount associated with the 14% Senior Notes that were repaid in full to MidAmerican Energy Holdings Company in January 2009.

•                 Approximately $8 million in other costs associated with the EDF transaction, which included the amortization of credit facility amendment fees that are classified as Interest Expense in our Consolidated Statement of Income.

Impairment Losses and Other Costs

•                 Equity in CEP — We recorded an additional impairment related to our equity method investment in CEP based on continued declines in the value of CEP’s ownership units that we considered to be other-than-temporary.

•                 Nuclear decommissioning trust investments — For securities held in our nuclear decommissioning trust funds, declines in fair value below book value are considered other-than-temporary and we write-down those securities to fair value immediately.  As a result of continued declines in the stock market, the fair value of several of the securities held in our nuclear decommissioning trust funds declined below book value at March 31, 2009, and we recorded associated impairment charges in the first quarter.

•                 Other costs associated with divestitures — In connection with the divestiture of a majority of our international commodities operation and the pending transfer of control of our Houston-based gas trading operation, we recorded charges related to certain long-lived assets that ceased to be used as of March 31, 2009.

Workforce Reduction Costs

We recorded charges in connection with certain workforce reductions primarily in connection with the divestiture of a majority of our international commodities operation.

UniStar Nuclear Energy Earnings

Consistent with our 2009 earnings guidance, we have excluded the operating results from UniStar Nuclear Energy as it remains in a development stage.

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,
	2009	2008
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$3,112.3	$3,711.9
Regulated electric revenues	806.8	709.3
Regulated gas revenues	384.3	391.0
Total revenues	4,303.4	4,812.2

Expenses
Fuel and purchased energy expenses	3,273.2	3,743.1
Operating expenses	581.7	590.1
Merger termination and strategic alternative costs	42.3	—
Impairment losses and other costs	28.6	—
Workforce reduction costs	10.8	—
Depreciation, depletion, and amortization	148.6	148.3
Accretion of asset retirement obligations	17.9	16.6
Taxes other than income taxes	77.9	74.8
Total expenses	4,181.0	4,572.9
Net (Loss) Gain on Divestitures	(334.5)	15.0
(Loss) Income from Operations	(212.1)	254.3
Other (Expense) Income	(27.5)	42.7
Fixed Charges
Interest expense	143.9	78.8
Interest capitalized and allowance for borrowed funds used during construction	(21.6)	(7.1)
Total fixed charges	122.3	71.7
(Loss) Income from Continuing Operations Before Income Taxes	(361.9)	225.3
Income Tax (Benefit) Expense	(242.2)	75.9
Net (Loss) Income	(119.7)	149.4
Less: Net Income Attributable to Noncontrolling Interests and BGE Preference Stock Dividends	3.8	3.7
Net (Loss) Income Applicable to Common Stock	$(123.5)	$145.7

Average Shares of Common Stock Outstanding - Basic	198.5	178.2
Average Shares of Common Stock Outstanding - Diluted	198.5	180.2

(Loss) Earnings Per Common Share - Basic	$(0.62)	$0.82

(Loss) Earnings Per Common Share - Diluted	$(0.62)	$0.81

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
	2009	2008
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$546.7	$202.2
Accounts receivable (net of allowance for uncollectibles of $250.7 and $240.6, respectively)	3,163.6	3,389.9
Fuel stocks	451.1	717.9
Materials and supplies	221.2	224.5
Derivative assets	1,257.3	1,465.0
Unamortized energy contract assets	170.2	81.3
Restricted cash	51.3	1,030.5
Deferred income taxes	280.6	268.0
Other	426.9	815.5
Total current assets	6,568.9	8,194.8
Investments And Other Noncurrent Assets
Nuclear decommissioning trust funds	983.3	1,006.3
Other investments	412.5	421.0
Regulatory assets (net)	470.0	494.7
Goodwill	4.6	4.6
Derivative assets	767.5	851.8
Unamortized energy contract assets	244.2	173.1
Other	375.9	421.3
Total investments and other noncurrent assets	3,258.0	3,372.8
Property, Plant And Equipment
Nonregulated property, plant and equipment	9,012.4	8,866.2
Regulated property, plant and equipment	6,483.7	6,419.4
Nuclear fuel (net of amortization)	454.6	443.0
Accumulated depreciation	(5,011.6)	(5,012.1)
Net property, plant and equipment	10,939.1	10,716.5
Total Assets	$20,766.0	$22,284.1
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$1,062.9	$855.7
Current portion of long-term debt	1,591.1	2,591.5
Accounts payable and accrued liabilities	2,024.1	2,370.1
Customer deposits and collateral	146.6	120.3
Derivative liabilities	1,180.6	1,241.8
Unamortized energy contract liabilities	497.0	393.5
Accrued expenses	380.6	373.1
Other	523.0	514.2
Total current liabilities	7,405.9	8,460.2
Deferred Credits And Other Noncurrent Liabilities
Deferred income taxes	480.1	677.0
Asset retirement obligations	1,004.9	987.3
Derivative liabilities	1,095.5	1,115.0
Unamortized energy contract liabilities	955.3	906.4
Defined benefit obligations	1,096.2	1,354.3
Deferred investment tax credits	42.6	44.1
Other	196.0	249.6
Total deferred credits and other noncurrent liabilities	4,870.6	5,333.7
Long-Term Debt
Long-term debt of nonregulated businesses	4,464.5	5,467.0
Long-term debt of BGE	1,443.0	1,443.0
Rate stabilization securitization bonds of BGE	564.4	564.4
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(4.3)	(41.9)
Current portion of long-term debt	(1,591.1)	(2,591.5)
Total long-term debt	5,134.2	5,098.7
Equity
Common shareholders’ equity:
Common stock	3,177.1	3,164.5
Retained earnings	2,042.7	2,228.7
Accumulated other comprehensive loss	(2,075.2)	(2,211.8)
Total common shareholders’ equity	3,144.6	3,181.4
BGE preference stock not subject to mandatory redemption	190.0	190.0
Noncontrolling interests	20.7	20.1
Total equity	3,355.3	3,391.5
Total Liabilities And Equity	$20,766.0	$22,284.1

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Merchant Operating Statistics (Unaudited)

	Three Months Ended March 31,
			Oil &	Hydro &
	Nuclear	Coal	Gas	Renewables	Other	Total
Generation by Fuel Type (%)
2009	61.4	33.8	0.8	2.4	1.6	100.0
2008	59.4	35.6	—	3.5	1.5	100.0

Thousands of MWH
2009	7,711	4,248	103	300	194	12,556
2008	7,804	4,686	(2)	456	192	13,136

Utility Operating Statistics (Unaudited)

	Three Months Ended
	March 31,
	2009	2008
ELECTRIC
Revenues (In Millions)
Residential	$559.7	$504.7
Commercial
Excluding Delivery Service Only	152.0	120.0
Delivery Service Only	57.2	52.1
Industrial
Excluding Delivery Service Only	8.0	6.2
Delivery Service Only	6.5	6.5
System Sales	783.4	689.5
Other	23.4	19.9
Total	$806.8	$709.4
Distribution Volumes (In Thousands) - MWH
Residential	3,634	3,698
Commercial
Excluding Delivery Service Only	1,045	900
Delivery Service Only	2,821	2,775
Industrial
Excluding Delivery Service Only	67	51
Delivery Service Only	655	755
Total	8,222	8,179
GAS
Revenues (In Millions)
Residential
Excluding Delivery Service Only	$251.8	$240.7
Delivery Service Only	7.5	7.3
Commercial
Excluding Delivery Service Only	73.4	69.1
Delivery Service Only	14.6	15.0
Industrial
Excluding Delivery Service Only	4.0	3.8
Delivery Service Only	4.4	4.1
System Sales	355.7	340.0
Off-System Sales	28.8	53.3
Other	2.4	3.1
Total	$386.9	$396.4
Distribution Volumes (In Thousands) - DTH
Residential
Excluding Delivery Service Only	19,321	17,948
Delivery Service Only	2,133	1,951
Commercial
Excluding Delivery Service Only	6,295	5,768
Delivery Service Only	10,374	10,510
Industrial
Excluding Delivery Service Only	355	334
Delivery Service Only	5,230	5,159
System Sales	43,708	41,670
Off-System Sales	5,203	5,244
Total	48,911	46,914

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating Degree Days (Calendar-Month Basis)

Heating Degree Days - Actual	2,555	2,329
- Normal	2,424	2,472

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Three Months Ended
	March 31,
	2009	2008

Effective Tax Rate	66.9%	33.7%

Equity Investment In Nonregulated Businesses — End of Period (In Millions)	$1,549.9	$4,186.4

Equity Investment In Regulated Business — End of Period (In Millions)	$1,594.7	$1,719.6

Common Stock Data

	Three Months Ended
	March 31,
	2009	2008

Common Stock Dividends - Per Share
—Declared	$0.2400	$0.4775
—Paid	$0.4775	$0.4350

Market Value Per Share
—High	$27.97	$107.97
—Low	$15.05	$81.94
—Close	$20.66	$88.27

Shares Outstanding—End of Period (In Millions)	200.3	178.4

Book Value per Share—End of Period	$15.70	$33.11